Exhibit 10.13

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered as of the 15th day of September, 2005, but made effective as of the 1st day of September, 2005 (the “Effective Date”), by and between EAGLE DRILLING L.L.C., an Oklahoma limited liability company (“Eagle”), THORNTON DRILLING EQUIPMENT LLC, an Oklahoma limited liability company (“Thornton”, RIVERSIDE OILFIELD EQUIPMENT LLC, an Oklahoma limited liability company (“Riverside”, with Eagle and Thornton being collectively referred to as the “Sellers”), and BRONCO DRILLING COMPANY, INC., a Delaware corporation (the “Buyer”). The Sellers and the Buyer may be separately referred to in this Agreement as a “Party” or collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, certain assets of the Sellers in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration for the mutual promises and conditions contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Sellers and the Buyer hereby agree as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions described in this Agreement, the Sellers hereby agree to sell, transfer, convey and deliver to the Buyer, and the Buyer hereby agrees to purchase from the Sellers, all of the Sellers’ right, title and interest in and to the assets and property described in Exhibit ”A” (the “Acquired Assets”), free and clear of any and all liens, security interests and encumbrances of any type or nature whatsoever. In addition to the Acquired Assets, at Closing (as hereafter defined), the Buyer shall assume and become responsible for the contracts and obligations of the Sellers identified on Exhibit “B” (collectively, the “Assumed Liabilities”). The Buyer shall not assume or have any obligation under this Agreement with respect to any other obligation of the Sellers except for the Assumed Liabilities, and the Sellers shall remain liable for all obligations other than the Assumed Liabilities.

2. PURCHASE PRICE. The Buyer shall pay to the Sellers the aggregate amount of Fifty Million and 00/100 Dollars ($50,000,000.00) (The purchase price is to be adjusted by agreement for any inventory and rig parts reserved by the Sellers and excluded from this transaction, by mutual agreement.) for the Acquired Assets (the “Purchase Price”), which amount shall be paid to the Sellers in cash or by wire transfer at Closing (as hereafter defined).

3. REPRESENTATIONS AND WARRANTIES OF SELLER. The Sellers hereby represent and warrant to the Buyer that the following statements are true and correct as of the Effective Date and will be true and correct as of the Closing Date (as hereafter defined).

3.1. Organization. The Sellers are limited liability companies that are duly organized, validly existing and in good standing under the laws of the State of Oklahoma and are duly registered or qualified to do business and in good standing in each jurisdiction in which the nature of their business or properties requires such registration or qualification, except where the failure to so register or qualify would have a Material Adverse Effect (as hereafter defined). The Sellers have full power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted, to own or use the properties and assets that they purports to own or use and to perform all of their obligations under the Assumed Liabilities. For purposes of this Agreement, “Material Adverse Effect” shall mean any state or states of fact, condition or conditions, event or events, circumstance or circumstances, change or changes, or effect or effects that individually or in the aggregate (including, without limitation, an aggregate combination of one or more of the foregoing whether or not related to each other or involving or affecting the same or different representations, warranties and/or covenants) could be materially adverse to (i) the business, condition (financial or otherwise), results of operations or prospects of the business or the assets of the applicable Party, or (ii) the ability of the applicable Party to consummate the transactions contemplated by this Agreement.

3.2. Authority. The Sellers have full power and authority to execute and deliver, and to perform their duties and obligations under, this Agreement and each other agreement, document and instrument to be executed or delivered by the Sellers contemplated by this Agreement collectively, (the “Sellers’ Documents”). The execution and delivery of, the performance of their obligations under, and the consummation of the transactions contemplated by, this Agreement and any Sellers’ Documents, have been duly authorized by all necessary action on the part of the Sellers. This Agreement is, and the Sellers’ Documents will constitute, the legal, valid and binding obligations of the Sellers and is, and the Sellers’ Documents will be, enforceable against the Sellers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought.

3.3. No Conflicts; Consents. The execution and delivery of this Agreement and each Sellers’ Document and the consummation of the transactions contemplated by this Agreement and the Sellers’ Documents will not: (i) violate or conflict with any provision of the Sellers’ organizational documents, as amended; (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which the Sellers or their assets are subject; (iii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers are a party or bound or to which any of their assets are subject; (iv) that could result in the creation or imposition of any lien, security interest or encumbrance in, to or on any of their assets (including the Acquired Assets); or (v) require the Sellers to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement or the Sellers’ Documents.

3.4. Litigation. There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against the Sellers, or that relate to, involve or affect any of their assets, or that would seek to question, delay, prevent or materially impair the ability of the Sellers to perform their duties or obligations under, or to consummate the transactions contemplated by, this Agreement. There are no outstanding judgments, orders, writs, injunctions, indictments or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations, awards or decrees of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality against or relating to the Sellers or their assets.

3.5. Taxes. All taxes, fees, assessments and charges imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Sellers on or prior to the Effective Date, or for which the Sellers may be liable on or prior to the Effective Date, and all interest and penalties thereon (collectively, “Taxes” or “Tax”), have been paid in full, or, if not due on or prior to the Effective Date but due on or prior to the Closing Date, will be timely paid in full when due. All Tax returns required to be filed in connection therewith have been, or will be timely and accurately prepared in all material respects and filed or if not due on or prior to the Effective Date will be timely and duly made. No deficiency for any Tax or claim for additional Taxes relating to or affecting in any manner any of the Sellers’ business or the Acquired Assets has been proposed, asserted or assessed against the Sellers. There are no liens on any of the Acquired Assets with respect to Taxes, other than liens for taxes not yet due and payable. There is no action, suit, taxing authority proceeding, or audit now in progress, pending or threatened against the Sellers or involving the Acquired Assets.

3.6. Compliance with Laws and Permits. The Sellers have conducted their business, the Yard (as hereafter defined) and the Acquired Assets so as to comply with, and are in compliance with, all applicable laws, rules and regulations, of all applicable governmental authorities, including, without limitation, any applicable laws, rules, regulations, ordinances, codes, orders, judgments or decrees as to environmental, health and/or safety matters, the noncompliance with which could have a Material Adverse Effect. The Sellers’ have all of the licenses, permits and other governmental authorizations required for the operation of their business, the Yard and the Acquired Assets (collectively, the “Permits”), and each Permit is identified on Schedule 3.6.

3.7. Title to and Adequacy of Assets. The Sellers have good and indefeasible title to the Acquired Assets and shall convey such title to the Buyer, free and clear of all liens, security interests and encumbrances. Buyer, as a drilling contractor, is a sophisticated purchaser of the Acquired Assets and has inspected the working rigs and the equipment in the Yard, and except as expressly provided in this Agreement, the Buyer is purchasing the Acquired Assets on an “as is” , “where is” basis based on its inspection and knowledge of drilling equipment and drilling rigs and not on any representation made by the Sellers as to the physical condition, design, operation or fitness for a particular purpose. The Sellers are selling the equipment without warranty, either express or implied.

3.8. Assumed Liabilities. There is not, under any of the Assumed Liabilities, any existing default or event of default which, with or without due notice or lapse of time or both, would constitute a material default or event of default on the part of the Sellers or the other party. No consents are required under any of the Assumed Liabilities for the consummation of the transactions contemplated by this Agreement and the Sellers’ Documents. The Assumed Liabilities are in full force and effect and are valid and binding obligations of the Sellers and, to the Sellers’ knowledge, each other party thereto, and are enforceable in accordance with their terms, and will immediately following the Closing be valid, binding and enforceable by the Buyer as assignee thereof in accordance with their terms, except as any such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. While drilling contracts are considered an asset, they could also be considered a contractual liability. The parties understand that consent is required to assign the contracts to the Buyer. A failure of consent by any of the operators to the drilling contracts shall not be considered a material default for purposes of this Agreement.

3.9 Employees. Schedule 3.9 is a true and complete list of the name of each individual who is employed for, or retained or compensated by the Sellers as an employee, independent contractor or consultant, in connection with the maintenance, repair or operation of the Acquired Assets (the “Employees”) along with his or her compensation. Except as set forth on Schedule 3.9, (i) the Sellers have paid or made provision for the payment of (and will pay when due) all salaries, commissions and accrued wages of the Employees (including accrued vacation pay and sick leave) up to the Closing Date; (ii) the Sellers have complied with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, unemployment insurance, collective bargaining and the payment and withholding of taxes for all Employees; (iii) the Sellers have withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Employees; and (iv) the Sellers are not liable for any arrears of wages or other taxes or penalties for failure to comply with any of the foregoing to the extent they are applicable to the Employees or any of its former employees. There is not pending or, to the Sellers’ knowledge, threatened, any labor dispute, strike, work stoppage or union organizing effort, and the Sellers are not a party to any agreement with a labor union or other labor representative of any Employee.

3.10 Insurance. The assets and the business of the Sellers are insured and will be so insured through the Closing Date, in amounts and against risks consistent with levels and types commonly used in the industry in which the Sellers operate. The Sellers shall furnish copies of their insurance to Buyer and in the event Buyer does not consider the insurance sufficient, Buyer will obtain additional insurance. In the event of any of the Acquired Assets are damaged and such damage is covered by insurance, such event shall not be considered a “Material Adverse Effect” as set forth in Section 3.1.

3.11 Environmental Matters. All activities of the Sellers have been conducted in substantial compliance with, and the Yard and all other properties leased or operated by the Sellers substantially comply with, all Environmental, Health, and Safety Requirements (as hereafter defined) applicable to the Sellers or the Acquired Assets. The Sellers have obtained, have complied with, and are in compliance with all Permits that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of the Yard and their other facilities and the operation of their business, the Yard and the Acquired Assets, and such Permits are in full force and effect, free from breach, and the consummation of the transactions contemplated by this Agreement will not affect them. The Sellers have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements. The Sellers have not treated, recycled, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any Hazardous Materials (as hereafter defined), on the Yard or any other property or facility owned or operated by the Sellers (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any damages, including any damages for response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements. The consummation of the transactions contemplated by this Agreement will not result in any liabilities or damages for site investigation or cleanup, or require any consent or approval, pursuant to any Environmental, Health, and Safety Requirements, including any so-called “transaction-triggered” or “responsible property transfer” requirements. No Hazardous Material is located or is suspected to be located in the soil, groundwater, surface water, or waterways at or under the Yard or any other property now or previously owned, leased or operated by the Sellers in quantities or concentrations sufficient to require investigation, removal or remediation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other federal, state or local law.

For purposes of this Agreement, “Hazardous Material” shall mean any hazardous or toxic substance, material, pollutant or waste which is regulated by any federal, state or local governmental authority, including, but not limited to, the following as defined by the cited laws or regulations implementing the cited laws: “hazardous substances” and “pollutants or contaminants” as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; “hazardous waste” as defined under the Solid Waste Disposal Act, as amended, 42 U.S.C. § 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; “pollutants” as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251 et seq.; any pesticide as defined by the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; any substance listed in the United States Department of Transportation Table at 49 CFR 172.101; any petroleum produce, any explosives, any radioactive material and any asbestos containing material.

For purposes of this Agreement, “Environmental, Health, and Safety Requirements” shall mean all orders, contracts, laws, and programs (including those promulgated or sponsored by industry associations, insurance companies, and risk management companies) concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

3.12 Real Property. An entity related to the Sellers presently owns certain real property (consisting of approximately 13 acres more or less) and improvements situated thereon that are physically located at 693 Sycamore Rd., Norman, OK 73072 (the “Yard”), and all buildings, fixtures and improvements situated on or affixed to the Yard are in good operating condition, except for ordinary wear and tear. Such entity has received all permits, licenses, certificates, approvals, consents, notices, waivers, franchises, registrations, filings, or other similar authorizations required by any applicable law, governmental body or contract, required in connection with the Yard, and such entity is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the Yard.

3.13 Brokers. No broker, finder or other person is entitled to any brokerage fees.

3.14 No Pending Transactions. Except for this Agreement, the Sellers are not a party to or bound by any agreement, undertaking, commitment, contract to sell, transfer, or otherwise dispose of any or all of their asset.

3.15 Full Disclosure. All documents and other papers delivered by or on behalf of the Sellers in connection with this Agreement and the Sellers’ Documents and the transactions contemplated hereby and thereby are true, complete and correct. The information furnished by or on behalf of the Sellers in connection with this Agreement and the transactions contemplated hereby and thereby do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements made, in the context in which they were made, not false or misleading.

4 REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer hereby represents and warrants to the Sellers that the following statements are true and correct as of the Effective Date and will be true and correct as of the Closing Date.

4.1 Organization. The Buyer is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered or qualified to do business and in good standing in each jurisdiction in which the nature of its business or properties requires such registration or qualification, except where the failure to so register or qualify would have a Material Adverse Effect. The Buyer has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to own or use the properties and assets that it purports to own or use.

4.2 Authority. The Buyer has full power and authority to execute and deliver, and to perform its duties and obligations under, this Agreement and each other agreement, document and instrument to be executed or delivered by the Buyer contemplated by this Agreement (collectively, the “Buyer Documents”). The execution and delivery of, the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement and any Buyer Document, have been duly authorized by all necessary action on the part of the Buyer. This Agreement is, and the Buyer Documents will constitute, the legal, valid and binding obligation of the Buyer and is, and the Buyer Documents will be, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought.

4.3 No Conflicts; Consents. The execution and delivery of this Agreement and each Buyer Document and the consummation of the transactions contemplated by this Agreement and the Buyer Documents will not: (i) violate or conflict with any provision of the Buyer’s organizational documents, as amended; (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which the Buyer or its assets are subject; (iii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or bound or to which any of its assets are subject; or (iv) require the Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement or the Buyer Documents, except potential compliance with the HSR Act (as hereafter defined).

4.4 Litigation. There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against the Buyer, or that relate to, involve or affect any of its assets, or that would seek to question, delay, prevent or materially impair the ability of the Buyer to perform its duties or obligations under, or to consummate the transactions contemplated by, this Agreement.

4.5 Brokers. Fred Gipson is entitled to a brokerage fee of $500,000.00 contemplated by this Agreement and to be paid by Buyer at closing.

4.6 Full Disclosure. All documents and other papers delivered by or on behalf of the Buyer in connection with this Agreement and the Buyer Documents and the transactions contemplated hereby and thereby are true, complete and correct. The information furnished by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby and thereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they were made, not false or misleading.

5 PRE-CLOSING CONDITIONS AND COVENANTS.

5.1 Due Diligence Period. The Buyer and its employees and agents shall have thirty (30) days from the execution date of this Agreement (the “Due Diligence Period”) to conduct and complete, at the Buyer’s sole cost and expense, any and all due diligence, investigations, studies or examinations of any type or nature whatsoever involving or related to the Sellers, the Acquired Assets or the Yard that the Buyer deems necessary. The Sellers agree to cooperate, and to cause its employees, representatives and agents to cooperate, with the Buyer and its employees and agents in any such due diligence or examinations and to provide such persons with any and all information, reports and investigations related to, involving or connected with the Sellers, the Acquired Assets or the Yard.

5.2 Operations. From the Effective Date through the Closing Date, the Sellers shall operate their businesses, the Acquired Assets and the Yard in the ordinary course, consistent with the Sellers’ past practices, except: (i) as may be necessary to comply with applicable law; or (ii) as the Buyer may otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

5.3 No Actions. From the Effective Date through the Closing Date, the Sellers shall not: (i) enter into any material agreement relating to the Acquired Assets or the Yard other than in the ordinary course of business; (ii) remove any property related to the Acquired Assets or the Yard (other than for repair, maintenance or replacement in the ordinary course) or make any alterations of the Acquired Assets or the Yard which would materially adversely affect the use or value thereof; (iii) commit to make or make any capital expenditures related to the Acquired Assets or the Yard (other than for repair, maintenance or replacement in the ordinary course) which would obligate the Buyer to make any payments therefore; (iv) cause, or allow any other party to cause, any damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets or the Yard; or (v) suffer a Material Adverse Effect.

5.4 No Solicitations. From the Effective Date through the Closing Date, the Sellers shall not, directly or indirectly enter into any discussions, negotiations, agreements or understandings or solicit, initiate or encourage any inquiries, proposals or offers from any other person or party, relating to or involving: (i) the sale, assignment, transfer or conveyance of any of the Acquired Assets or the Yard; or (ii) any merger, consolidation, disposition of all or a significant proportion of its business, properties or assets, tender offer, acquisition or other business combination, or proposal therefore. The Sellers agree and covenant to terminate any such discussions being held as of the date of this Agreement with respect to any of the foregoing matters and will notify the Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing and the terms of any such proposal, offer, inquiry or contact.

5.5 No Announcement. The Sellers and Buyer hereby agree and covenant not to directly or indirectly, or through their respective affiliates, members, managers, officers, employees or agents, disclose to any other person or party the existence of this Agreement or the terms or conditions thereof, without the prior written consent of the Buyer or as allowed under Section 10 of this Agreement. It is understood that the Buyer has retained certain individuals to inspect the Acquired Assets and the Yard and that, due to the nature of the drilling business, certain statements have been previously made to employees, banks and financial lenders and third party vendors and partners of the Sellers, and such statements shall not be deemed a breach of this Section 5.5.

5.6 Filing of HSR Notice. The Buyer and the Sellers agree and covenant to file, if required, as soon as practicable (and in any event not later than ten (10) days after the date the HSR Act is determined to apply), a Notification and Report Form under the Hart-Scott Rodino Act of 1976, as amended (the “HSR Act”), with the Federal Trade Commission and the Antitrust Division of the Department of Justice.

5.7 Casualty. Through the Closing Date, the Sellers shall maintain the insurance policies disclosed to the Buyer under Section 3.10, which coverage shall be in a minimum amount of $2,000,000.00 per working rig. In the event any Acquired Asset or the Yard is damaged or destroyed by fire or any other casualty occurring after the Effective Date but prior to or on the Closing Date, then (i) the applicable Seller or owner of the Yard shall assign or immediately pay over to the Buyer any and all insurance proceeds to be received or received under such insurance policy or (ii) the Buyer may reduce the Purchase Price by an amount equal to the insurance proceeds to be received or received under such insurance policy. In the event of any damage or destruction to an Acquired Assets or the Yard is not covered by insurance, such event shall be considered a Material Adverse Effect, and the Buyer shall have the right to terminate this Agreement upon written notice to the Sellers.

5.8 Closing Conditions of Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject and conditioned on the satisfaction of the following: (i) the representations and warranties of the Sellers in this Agreement and the Sellers’ Documents shall be true and correct in all material respects (except with respect to any provisions including the word “material” or word of similar import) as of the Effective Date and the Closing Date; (ii) the Sellers shall have performed and complied in all material respects with each of the covenants and conditions required by this Agreement and the Sellers’ Documents of which performance or compliance is required prior to or at Closing; (iii) at the Closing Date, no suit, action or other proceeding shall be pending, threatened or noticed before any court or governmental entity in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) if applicable, all waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated; and (v) all agreements, documents, instruments and certificates required to be delivered at Closing by the Sellers shall be delivered and tendered at Closing.

5.9 Closing Conditions of Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject and conditioned on the satisfaction of the following: (i) the representations and warranties of the Buyer in this Agreement and the Buyer Documents shall be true and correct in all material respects (except with respect to any provisions including the word “material” or word of similar import) as of the Effective Date and the Closing Date; (ii) the Buyer shall have performed and complied in all material respects with each of the covenants and conditions required by this Agreement and the Buyer Documents of which performance or compliance is required prior to or at Closing; (iii) at the Closing Date, no suit, action or other proceeding shall be pending, threatened or noticed before any court or governmental entity in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) if applicable, all waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated; and (v) all agreements, documents, instruments and certificates required to be delivered at Closing by the Buyer shall be delivered and tendered at Closing.

6 CLOSING. Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on or before October 31, 2005 (the “Closing Date”), but effective as of the Effective Date, at the offices of the Sellers, or at such other time, date or location as the Sellers and the Buyer may otherwise agree in writing.

6.1 Deliveries by Sellers. At Closing, the Sellers shall deliver or cause to be delivered to the Buyer: (i) exclusive possession of the Acquired Assets, free and clear of all liens and encumbrances; (ii) a bill of sale, in a form and substance reasonably satisfactory to the Buyer, duly executed by the Sellers (the “Bill of Sale”), pursuant to which the Sellers transfers to the Buyer the Acquired Assets that are tangible property; (iii) an assignment and assumption agreement, in a form and substance reasonably satisfactory to the Buyer, duly executed by the Sellers (the “Assignment Agreement”), pursuant to which the Sellers transfers to the Buyer the Acquired Assets that are not tangible property; (iv) the lease agreement involving the Yard in the form of Exhibit “C” (the “Lease Agreement”)’ (v) the settlement statement in the form of Exhibit “D” (the “Settlement Statement”); (vi) any termination statement, authorization or document necessary or required to release any lien or encumbrance on any of the Acquired Assets; (vii) customary certificates certifying as to compliance with the terms of this Agreement; and (viii) any document, certificate or instrument reasonably requested by the Buyer or otherwise necessary to consummate the transaction contemplated by this Agreement.

6.2 Deliveries by Buyer. At Closing, the Buyer shall execute and deliver, or cause to be executed and delivered: (i) the Purchase Price; (ii) the Assignment Agreement; (iii) the Lease Agreement (iv) the Settlement Statement; (v) customary officer’s certificates certifying as to compliance with the terms of this Agreement; and (vi) any document, certificate or instrument reasonably requested by the Sellers or otherwise necessary to consummate the transaction contemplated by this Agreement.

7 POST-CLOSING COVENANTS. The Buyer and the Sellers hereby agree and covenant to perform or have performed, or take or allow to be taken, the following.

7.1 Employees. As of the Closing Date, the Buyer shall offer employment to the Employees at the salary and hourly rate in effect as of the Effective Date. For a period of two (2) years after the Closing Date, the Sellers, their respective affiliates and their respective shareholders, members, directors, officers, employees, agents and representatives shall not directly or indirectly for their own behalf or on behalf of any other party (i) call upon, solicit, entice or otherwise encourage any employee to decline acceptance of such employment offer, or (ii) solicit, entice or otherwise encourage any employees from leaving the Buyer’s employment, or (iii) otherwise disrupt any such employee’s relationship with the Buyer, or (iv) hire, employ or offer employment to any employee, except for any employee that initiates any employment discussion with such party or responds to an advertisement or solicitation that does not target such employees.

7.2 Taxes. The Sellers will be liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. The Buyer will be liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date. Any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax, or similar Tax attributable to the sale or transfer of the Acquired Assets will be paid by the Buyer. The Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

7.3 Vendors. For a period of two (2) years after the Closing Date, the Sellers, their respective affiliates and their respective shareholders, partners, members, directors, officers, employees, agents and representatives shall not directly or indirectly for their own benefit or on behalf of any other party solicit, induce or attempt to induce any supplier, vendor or other person who has a business relationship with the Sellers or their affiliates or related entities to discontinue or reduce such business relationship.

7.4 Lease of Yard. The Sellers agree and covenant to lease the Yard to the Buyer for a two (2) year period subject to and in accordance to the terms and conditions described in the Lease Agreement.

7.5 Refurbishment of Rig. The Sellers shall continue to diligently refurbish that certain oil and gas drilling rig, identified as Rig No. 3, at the Yard in accordance with the reasonable specifications of the Buyer, and the Buyer shall be obligated and responsible to pay, or reimburse the Sellers for, any and all costs and expenses incurred after the Closing Date to refurbish such rig. Any and all costs to be paid by the Buyer under this Section 7.5 shall be in addition to the Purchase Price.

8 TERMINATION. This Agreement may be terminated upon providing written notice to the other Party at or prior to Closing as follows

8.1 Written Consent. By the written consent of the Sellers and the Buyer, which termination shall be effective as of the date contained in such consent.

8.2 Misrepresentation or Default. By either Party if: (i) any representation or warranty of the other Party in this Agreement, the Sellers’ Documents or the Buyer Documents shall be false, misleading or incorrect in any material respect; or (ii) the other Party shall fail to perform any of its duties, obligations or covenants described in this Agreement by or within the required period, which failure to perform is not cured within ten (10) days after the non-defaulting Party notifies the defaulting Party in writing of such failure to perform.

8.3 Due Diligence. The Buyer may terminate this Agreement at any time prior to the Closing Date if any due diligence or investigation reveals or uncovers any issue that the Buyer reasonably believes will have a Material Adverse Effect on the Sellers or the Acquired Assets, by providing the Sellers with written notice of such termination, which notice shall also state the reason(s) for such termination.

8.4 Effects of Termination. In the event this Agreement is terminated, the Sellers and the Buyer shall have no further rights, duties, obligations or responsibilities described in this Agreement, except for: (i) the respective indemnification rights and obligations described in this Agreement; and (ii) any other rights, duties, obligations or responsibilities provided for in this Agreement to survive the termination of this Agreement. Notwithstanding the foregoing, in the event that termination of this Agreement occurs as a result of a Party’s failure to perform or misrepresentation, the breaching Party shall be obligated and responsible for any and all costs and expenses (including reasonable attorney’s fees) incurred by the non-breaching Party related to or connected with this Agreement.

9 INDEMNIFICATION.

9.1 By the Sellers. The Sellers hereby, jointly and severally, agree and covenant to indemnify, save, defend, hold harmless, discharge and release the Buyer, its affiliates and related entities and their respective shareholders, partners, members, directors, managers, officers, employees, agents, successors and permitted assigns from and against any and all payments, charges, judgments, assessments, liabilities, obligations, claims, demands, actions, losses, damages, penalties, interest or fines, and any and all costs and expenses paid or incurred, including attorney fees, costs, fees of experts and any legal or other expenses reasonably incurred in connection therewith (collectively, the “Liabilities”) arising from, based upon, related to or associated with and to the extent caused by (i) any breach of any representation or warranty of the Sellers contained in this Agreement or the Sellers’ Documents; (ii) any failure of the Sellers to perform or observe any term, condition or covenant contained in this Agreement or the Sellers’ Documents; (iii) any Liability related to or involving the any obligations or liabilities other than the Assumed Liabilities; (iv) any Liability related to or involving the Assumed Liabilities or the Acquired Assets arising, resulting or occurring from any event that occurred on or prior to the Closing Date; and (v) any and all Tax Liabilities with respect to the Assumed Liabilities and the Acquired Assets arising, resulting or incurred on or prior to the Closing Date.

9.2 By the Buyer. The Buyer hereby covenants and agrees to indemnify, save, defend, hold harmless, discharge, and release the Sellers and their members, managers, officers, employees, agents, successors and permitted assigns from and against any and all Liabilities arising from, based upon, related to or associated with (i) any breach of any representation or warranty of the Buyer contained in this Agreement or the Buyer

Documents; (ii) any failure of the Buyer to perform or observe any terms, conditions or covenants contained in this Agreement or the Buyer Documents; (iii) any Liability related to or involving the Assumed Liabilities or the Acquired Assets arising, resulting or incurred from any event that occurs after the Closing Date; and (iv) any and all Tax Liabilities with respect to Acquired Assets arising, resulting or incurred after the Closing Date.

10 PRESS RELEASES. The Buyer and the Sellers agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the Party desiring to make the public announcement or statement shall consult with the other Party and shall obtain prior written approval of the other Party of the text of a public announcement or statement to be made solely by the Sellers or the Buyer, as the case may be, which approval shall not be unreasonably withheld, conditioned or delayed. Nothing contained in this Section 10 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of the New York Stock Exchange, NASDAQ or any applicable securities laws. The Sellers may give approval orally.

11 SURVIVAL OF REPRESENTATIONS AND COVENANTS. The Sellers and the Buyer hereby agree and covenant that all of the representations, warranties and covenants in this Agreement shall survive the Closing or termination of this Agreement for a period of two (2) years. The Sellers and the Buyer shall not have any responsibility for their respective Liabilities after such two (2) year period unless a written notice describing the claim for such Liability in reasonable detail has been delivered to the other Party within such two (2) year period.

12 ENTIRE AGREEMENT. This Agreement, the exhibits and the schedules attached hereto, the Sellers’ Documents and the Buyer Documents constitute the entire agreement between the Sellers and the Buyer with respect to the subject matter of this Agreement and supersede any and all prior understandings, agreements or representations by or between the Sellers and the Buyer, whether written or oral, related in any way to the subject matter of this Agreement.

13 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the Sellers, the Buyer and their respective successors and permitted assigns.

14 ASSIGNMENT. The Sellers and the Buyer shall not assign any of their respective rights, or delegate any of their respective duties or obligations, under this Agreement without the prior written consent of the other Party; provided, however, that Buyer may assign its rights hereunder to any of its subsidiaries without the prior consent of the Sellers.

15 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, by facsimile or otherwise, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

16 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17 SEVERABILITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained herein shall not be affected thereby.

18 NOTICES. Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing, and (ii) be personally delivered or mailed by prepaid mail or overnight courier, or by facsimile transmission delivered or transmitted to the Party to whom such notice or communication is directed, to the address of such Party as follows:

To Buyer:	Bronco Drilling Company, Inc.
14313 North May Avenue, Suite 100
Oklahoma City, Oklahoma 73134
Fax No.: (405) 848-8816
Attn: Frank Harrison, CEO

To Sellers:	Eagle Drilling L.L.C.
Thornton Drilling Equipment LLC
Riverside Oilfield Equipment LLC
1126 Rambling Oaks Drive
Norman, Oklahoma 73072
Fax No.: (405) 447-9351
Attn: Rod Thornton, Managing Member

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) on the day such notice or communication is faxed and the sender has received a confirmation of such fax. A Party may, for purposes of this Agreement, change its address, fax number, or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other Party pursuant hereto.

19 AMENDMENTS. This Agreement may be amended at any time by a written instrument signed by the Sellers and the Buyer.

20 WAIVER; INJUNCTIVE RELIEF. No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy created under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either Party to any breach of, or default in, any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof. The terms and provisions of this Agreement, whether individually or in their entirety, may only be waived in writing and signed by the Party against whom or which the enforcement of such waiver is sought. No right, remedy or election given by any term of this Agreement or made by the Sellers or the Buyer shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity. The Sellers and the Buyer acknowledge that the rights created hereby are unique and recognize and affirm that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved Party may have no adequate remedy at law. Accordingly, the Sellers and the Buyer agree that the other Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce such Party’s rights and the obligations of the other Party under this Agreement not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of a bond or other security).

21 PREVAILING PARTY. In the event that either Party brings any suit, action or proceeding against the other Party for any reason arising from or related to this Agreement, the Sellers’ Documents or the Buyer Documents, then the prevailing Party shall be entitled to recover from the other Party any and all costs and expenses, including reasonable attorney fees, arising from or related to the suit, action or proceeding.

22 FURTHER ACTIONS. From and after the execution of this Agreement, the Sellers and the Buyer agree to, upon the request of the other Party, execute and deliver to the other Party any further documents, certificates or instruments, and to perform any further acts as may be required or reasonably requested to complete or evidence the transactions contemplated by this Agreement.

23 CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Sellers and the Buyer, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

24 PLURAL; GENDER. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Words used in the masculine or the feminine, where the context so permits, shall be deemed to mean the other and vice versa. The definitions of words in the singular in this Agreement shall apply to such words when used in the plural where the context so permits and vice versa, and the definitions of words in the masculine or feminine in this Agreement shall apply to such words when used in the other form where the context so permits and vice versa. Any and all exhibits and schedules described in this Agreement are hereby incorporated by reference into this Agreement and made a part of this Agreement. As used in this Agreement: (i) the words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) any reference in this Agreement to a particular section shall mean the section number in this Agreement unless otherwise stated; and (ii) any reference in this Agreement to an exhibit or schedule shall mean the exhibit or schedule attached to this Agreement unless otherwise stated.

25 GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. The Sellers and the Buyer further agree that any dispute arising out of this Agreement shall be decided by either the state or federal court in Cleveland County, Oklahoma. The Sellers and the Buyer shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personam jurisdiction.

26 WAIVER OF JURY TRIAL. THE SELLERS AND THE BUYER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE BY A JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS AGREEMENT, THE SELLERS’ DOCUMENTS OR THE BUYER DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE SELLERS AND THE BUYER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY MAY OTHERWISE ACCRUE. THE SELLERS AND THE BUYER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Sellers and the Buyer have executed and delivered this Agreement effective as of the day and year first above written.

“SELLERS”	EAGLE DRILLING L.L.C., an Oklahoma limited liability company

	By:	/s/ Rod Thornton
	Name:	Rod Thornton
	Title:	Managing Member

THORNTON DRILLING EQUIPMENT LLC, an Oklahoma limited liability company

	By:	/s/ Rod Thornton
	Name:	Rod Thornton
	Title:	Managing Member

RIVERSIDE OILFIELD EQUIPMENT LLC, an Oklahoma limited liability company

	By:	/s/ Rod Thornton
	Name:	Rod Thornton
	Title:	Managing Member

“BUYER”	BRONCO DRILLING COMPANY, INC., a Delaware corporation

	By:	/s/ Frank Harrison
Frank Harrison, CEO